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                                                                   EXHIBIT 10.13

            DESCRIPTION OF THE ANNUAL RETAINER FOR SERVICE DURING THE
                    FISCAL YEAR ENDED DECEMBER 31, 2003 AS A
          MEMBER OF THE BOARD OF DIRECTORS OF PARK NATIONAL CORPORATION
           OR OF A BANK SUBSIDIARY OF PARK NATIONAL CORPORATION OR AS
       A MEMBER OF THE ADVISORY BOARD FOR A DIVISION OF A BANK SUBSIDIARY

         The boards of directors of Park National Corporation ("Park") and each of its banking subsidiaries, as well as the members of each advisory board for a division of a bank subsidiary, determined that each of the non-employee directors or non-employee advisory board members, as appropriate, was to receive the annual retainer for service as a board member during the fiscal year ended December 31, 2003, in the form of Park common shares. Each director of Park who was not an employee of Park or one of its subsidiaries received an annual retainer for service as a member of the Park board of directors in the form of 120 Park common shares. Each non-employee director of one of Park's bank subsidiaries received an annual retainer for service as a member of that subsidiary's board of directors in the form of 60 Park common shares. Each non-employee member of an advisory board for a division of a bank subsidiary received an annual retainer for service as a member of that advisory board in the form of 60 Park common shares. These common shares were issued on November 5, 2003.